Exhibit 99.1
miRagen to Host a Key Opinion Leader Call on Idiopathic Pulmonary Fibrosis on Tuesday, June 23rd
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miRagen to announce encouraging new preclinical safety and efficacy data for MRG-229 in IPF on June 22nd; and provide an update on the development program during the KOL call
BOULDER, Colo., June 16, 2020 - miRagen Therapeutics, Inc. (NASDAQ: MGEN), a clinical-stage biopharmaceutical company focused on the discovery and development of RNA-targeted therapies, today announced it is scheduled to host a key opinion leaders (KOL) call regarding idiopathic pulmonary fibrosis (IPF) on Tuesday, June 23rd at 11 a.m. Eastern Time. The Company will also discuss encouraging new preclinical safety and efficacy data for its MRG-229 being developed for the treatment of IPF during the call.
The call will feature a discussion by KOLs Fernando J. Martinez, MD, Weill Cornell Medicine, Teresa Barnes, Coalition for Pulmonary Fibrosis, and Naftali Kaminski, MD, Yale School of Medicine. The KOLs will discuss the current and increasing unmet medical needs in treating patients with IPF. Dr. Martinez, Dr. Kaminski, and Ms. Barnes will be available to answer questions at the conclusion of the call.
Rusty Montgomery, PhD, Director of Research at miRagen, will also discuss the development of MRG-229 in IPF, including the presentation of new preclinical safety and efficacy data. MRG-229 is a second-generation mimic of miR-29, a microRNA that is found at abnormally low levels in a number of pathologic fibrotic conditions, including idiopathic pulmonary fibrosis (IPF). miR-29 is believed to play a role in the regulation of certain processes that contribute to fibrosis, including the initiation and maintenance of fibrosis through transforming growth factor beta, or TGF-β, signaling and the deposition of the components that make up fibrotic tissue, including collagen and extracellular matrix proteins. The company believes that increasing the levels of miR-29 by administration of MRG-229 could be beneficial in the treatment of patients who suffer from IPF. This program was recently awarded additional funds from an NIH/NHLBI CADET grant and Yale University.
Conference Call Details:
Date:    Tuesday, June 23rd
Time:    11 a.m. Eastern Time
Domestic:   877-407-0789
International:   201-689-8562
Conference ID:  13705048
Webcast:   To enter webcast (Click Here) or visit the Events section of miRagen’s website: www.investors.miragen.com/events
Dr. Martinez is the Chief of the Division of Pulmonary and Critical Care Medicine at Weill Cornell Medicine in New York City. Recently, he was Professor of Internal Medicine and Associate Chief for Clinical Research in the Division of Pulmonary and Critical Care Medicine

at the University of Michigan Health System, Ann Arbor, Michigan, as well as Medical director of its Pulmonary Diagnostic Services and Co-Medical director of the Lung Transplantation Program. Dr. Martinez graduated from the University of Florida School of Medicine in Gainesville, Florida. Dr. Martinez’s interests include chronic obstructive pulmonary disease (COPD), interstitial lung disease, lung transplantation, and lung volume reduction. Being a member of numerous societies, including the American Thoracic Society, the European Respiratory Society, the American College of Chest Physicians, and the Fleischner Society, has been very rewarding to Dr. Martinez as it gives him a broader wealth of knowledge in medicine and research. Previously, Dr. Martinez was a member of the American Thoracic Society Committees, which generated guidelines for the management of COPD, respiratory infections, and cardiopulmonary exercise testing, and he is the former chair of the Clinical Problems Assembly of the American Thoracic Society. He is also a member of the GOLD Science Committee and sits on a number of editorial boards, including the Journal of COPD and American Journal of Respiratory and Critical Care Medicine and presently serves as a deputy editor for the latter.
Ms. Barnes is a research advocate who is an ally for patients suffering from lung and fibrotic diseases. She has worked on and off Capitol Hill for 15 years advocating for increased pulmonary research funding, improved resources for patients and families, and for exponential improvement in patient engagement and patient-centered research efforts. She is Emeritus and former chair of the American Thoracic Society’s Public Advisory Roundtable, where she also served on its Board of Directors, Board of Trustees and is an ATS Presidential awardee. She serves as Vice President of the Westie Foundation of America, a group that is exploring naturally-occurring PF in domestic animals to try and improve the lives of canines and humans. She previously served as a founder and Vice President for the Coalition for Pulmonary Fibrosis (acquired by the Pulmonary Fibrosis Foundation) and has experience as a medical device executive and television, print and online media journalist
Dr. Kaminski, Boehringer-Ingelheim Endowed Professor of Internal Medicine and Chief of Pulmonary, Critical Care and Sleep Medicine, at Yale School of Medicine, is an internationally renowned expert in genomics of Pulmonary Fibrosis and other advanced chronic lung disease, biomarkers discovery and molecular mechanisms of Pulmonary Fibrosis. Before joining Yale, Kaminski was a tenured professor of Medicine, Pathology, Computational Biology and Human Genetics, and the founding director of the Dorothy P. and Richard P. Simmons Center for Interstitial Lung Disease in the University of Pittsburgh. Dr Kaminski received his medical degree from the Hebrew University - Hadassah Medical School in Jerusalem, Israel, and completed a residency in Internal Medicine at Hadassah Mount-Scopus University Hospital in Jerusalem, and a fellowship in pulmonary medicine at Sheba Medical Center in Tel-Hashomer, Israel.
Dr. Kaminski pioneered the application of high throughput profiling technologies and systems biology approaches to human lung diseases, and among his key discoveries are the identification and validation of outcome predictive peripheral blood biomarkers in IPF, the discovery of the role of matrix metalloproteinases and of microRNAs (let-7, mir-29) in human pulmonary fibrosis as well as other molecular mechanisms with therapeutic implications in IPF. Most recently his group identified a potential role for thyroid hormone mimetics in improving mitochondrial function in pulmonary fibrosis, established the case for a clinical trial in saracatinib in IPF and profiled 350,000 cells from 80 lungs of patients with IPF, COPD or controls to create the Human IPF Cell Atlas (www.IPFCellAtlas.com). Dr. Kaminski has authored more than 275 research papers (including in Nature Medicine, NEJM, Nature Genetics, PNAS, Science Translational Medicine, Science Advances, Lancet Resp Medicine, American Journal of Respiratory and Critical Care Medicine), review articles and book chapters and has given numerous invited talks at national, international conferences, and NIH workshops. Dr. Kaminski has been consistently funded by NIH since 2003 and is currently PI of multiple NIH grants. Dr. Kaminski’s awards include the Coalition for Pulmonary Fibrosis Marvin I. Schwarz Award for Pulmonary Fibrosis, the University of Pittsburgh Innovator Award, the American Thoracic Society Recognition of Scientific Achievements award, the Helmholtz Institute International Fellow Award, the European Respiratory Society Gold Medal for Interstitial Lung Disease, the Andy Tager Excellence in Mentoring Award and the Blavatnik Fund for Innovation at Yale Award. Among his recent national roles, Kaminski was the Chair of the American Thoracic Society Assembly of respiratory Cell and molecular biology, the President of the Association of Pulmonary, Critical Care, and Sleep Medicine Division Directors and Deputy Editor of Throax BMJ.
About miRagen Therapeutics
miRagen Therapeutics, Inc. is a clinical-stage biopharmaceutical company discovering and developing proprietary RNA-targeted therapies with a specific focus on microRNAs and their role in diseases where there is a high unmet medical need. miRagen has three clinical stage product candidates, cobomarsen, remlarsen, and MRG-110. miRagen’s clinical product candidate for the treatment of certain cancers, cobomarsen, is an inhibitor of miR-155, which is found at abnormally high levels in malignant cells of several blood cancers. miRagen’s clinical product candidate for the treatment of pathological fibrosis, remlarsen, is a replacement for miR-29, which is found at abnormally low levels in a number of pathological fibrotic conditions, including cutaneous, cardiac, renal, hepatic, pulmonary and ocular fibrosis, as well as in systemic sclerosis. MRG-110, an inhibitor of miR-92, is miRagen’s product candidate for the treatment of heart failure and other ischemic disease. In addition to these programs, miRagen is developing a pipeline of preclinical product candidates. The goal of miRagen’s translational medicine strategy is to progress rapidly to first-in-human studies once it has established the pharmacokinetics, pharmacodynamic, safety, and manufacturability of the product candidate in preclinical studies. For more information, please visit www.miragen.com. For information on clinical trials, please visit www.clinicaltrials.gov.
Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding miRagen’s strategy, anticipated clinical development milestones, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management or the expected features of or potential indications for miRagen’s product candidates are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation: that miRagen has incurred losses since its inception, and anticipates that it will continue to incur significant losses for the foreseeable future; future financing activities may cause miRagen to restrict its operations or require it to relinquish rights; miRagen may fail to demonstrate safety and efficacy of its product candidates; miRagen’s product candidates are unproven and may never lead to marketable products; miRagen’s product candidates are based on a relatively novel technology, which makes it difficult to predict the time and cost of development and of subsequently obtaining regulatory approval, if at all; miRagen’s product candidates may cause undesirable side effects or have other properties that could delay or prevent the regulatory approval; and the results of miRagen’s clinical trials to date are not sufficient to show safety and efficacy of miRagen’s product candidates and may not be indicative of future clinical trial results.
miRagen has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in miRagen’s Annual Report on Form 10-K and subsequent periodic and current reports filed with the Securities and Exchange Commission. Moreover, miRagen operates in a very competitive and rapidly changing environment. New risks emerge from time to time.
It is not possible for its management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. miRagen undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.
Investor Relations Contact:
Dan Ferry
LifeSci Advisors
(617) 430-7576
daniel@lifesciadvisors.com